UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 27, 2016, Epiq Systems, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the acquisition of the Company (through Document Technologies, LLC (“Parent”)) by OMERS Private Equity, the private equity arm of the OMERS pension plan, and funds managed by Harvest Partners, L.P., a leading middle-market private equity fund. In the acquisition, DTI Merger Sub, Inc. (“Merger Sub”) will be merged with and into the Company, with the Company being the surviving corporation as a wholly-owned subsidiary of Parent.

As of August 22, 2016, the record date for the Special Meeting, there were 38,126,452 shares of the Company’s common stock, par value $0.01 per share, outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. Set forth below are the final voting results for each of the proposals voted on at the Special Meeting as certified by the inspector of elections. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 24, 2016, as supplemented by the supplemental disclosures included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2016.

Proposal 1: A proposal to approve the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of July 26, 2016, by and among the Company, Parent and Merger Sub.

For	Against	Abstain
34,569,682	31,904	56,983

Proposal 2: A proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger.

For	Against	Abstain
20,734,597	13,583,942	340,029

Proposal 3: A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

For	Against	Abstain
31,701,601	2,127,435	829,532

The approval of the merger agreement proposal required the affirmative vote of holders of at least two-thirds of the outstanding shares of common stock entitled to vote at the Special Meeting. The advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting to solicit additional proxies, if necessary or appropriate, each required the affirmative vote of holders of a majority of the shares of common stock entitled to vote at the Special Meeting.

Each of the proposals was approved by the requisite holders of the Company’s common stock.

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the merger agreement proposal. No other business properly came before the Special Meeting.

Item 8.01	Other Events.

On September 27, 2016, the Company issued a press release announcing the results of the shareholder votes at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	Epiq Systems, Inc. Press Release issued September 27, 2016, reporting the results of the shareholder votes at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: September 28, 2016	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director